10f-3 Transactions Summary*

* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund

Balanced Fund

Security

Triad Hospitals Inc

Advisor

EIMCO

Transaction
 Date

11/6/2003

Cost

$500,000

Offering Purchase

0.111%

Broker

Merrill Lynch, Pierce, Fenner & Smith Inc.
Underwriting

Syndicate
Members

Citigroup Global Markets, Inc.






Fund

Balanced Fund

Security

Evergreen Resources Inc

Advisor

EIMCO

Transaction
 Date

3/5/2004

Cost

$39,685

Offering Purchase
-----------------
0.020%
Broker
------
Goldman, Sachs & Co.
Underwriting
------------
Syndicate
Members
Banc One Capital Markets, Inc.




Fund

Security

Advisor

EIMCO

Transaction

 Date

Cost

Offering Purchase

Broker

Underwriting

Syndicate
Members